                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                E.PIPHANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           DEFINITIVE PROXY STATEMENT

                            ------------------------

                                E.PIPHANY, INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          WEDNESDAY, DECEMBER 6, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of E.piphany, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, December 6, 2000 at 10:00 a.m., local time, at 2988 Campus Drive, San Mateo, CA 94403, for the following purposes:

          1. To approve the amendment and restatement of the Company's Certificate of Incorporation for the purpose of increasing the number of authorized shares of common stock, $0.0001 par value, of the Company from 100,000,000 to 500,000,000 shares and increasing the number of authorized shares of preferred stock, $0.0001 par value, of the Company from 5,000,000 to 25,000,000 shares; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 20, 2000 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ Roger S. Siboni
                                          Roger S. Siboni
                                          President, Chief Executive Officer and
                                          Chairman of the Board

San Mateo, California
November 6, 2000

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS


     The enclosed Proxy is solicited on behalf of the Board of Directors of E.piphany, Inc. for use at a Special Meeting of Stockholders to be held Wednesday, December 6, 2000, at 10:00 a.m., local time, or at any and all continuations or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at 2988 Campus Drive, San Mateo, CA 94403. The telephone number at that location is (650) 295-6200. E.piphany's headquarters are located at 1900 South Norfolk Street, Suite 310, San Mateo, California 94403 and the telephone number is (650) 356-3800.


     These proxy solicitation materials were mailed on or about November 6, 2000 to all stockholders entitled to vote at the Special Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

PURPOSES OF THE SPECIAL MEETING

     The purposes of the Special Meeting are:

     - to approve the amendment and restatement of the Company's Certificate of Incorporation for the purpose of increasing the number of authorized shares of common stock, $0.0001 par value, of the Company from 100,000,000 to 500,000,000 shares and increasing the number of authorized shares of preferred stock, $0.0001 par value, of the Company from 5,000,000 to 25,000,000 shares; and

     - to transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE AND SHARES OUTSTANDING


     Stockholders of record at the close of business on October 20, 2000 (the "Record Date") are entitled to notice of, and to vote at the Special Meeting. At the Record Date, 68,466,253 shares of E.piphany's Common Stock were issued and outstanding. This share data is adjusted to reflect the Company's three-for-two stock split for which the record date is October 30, 2000 and which will be paid on November 13, 2000. The closing price of E.piphany's Common Stock on The Nasdaq Stock Market on the last trading day immediately prior to the Record Date was $64.75 per share.


REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of E.piphany a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person. Attending the Special Meeting in and of itself will not constitute a revocation of proxy.

VOTING AND SOLICITATION

     Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters. The increase in the number of authorized shares of common stock and preferred stock will require the affirmative vote of a majority of the shares of E.piphany's outstanding Common Stock present or represented at the Special Meeting.

     Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed proxies will be voted:

     - FOR approval of the amendment and restatement of the Company's Certificate of Incorporation for the purpose of increasing the number of authorized shares of common stock and preferred stock.

     No business other than that set forth in the accompanying Notice of Special Meeting of Stockholders is expected to come before the Special Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

     The cost of this solicitation will be borne by E.piphany. E.piphany may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of E.piphany's directors, officers and regular employees, without additional compensation other than reimbursement of expenses, personally or by telephone, telegram or letter.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Special Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Special Meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Special Meeting (the "Votes Cast") with respect to such matter.

     Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting; however, such votes are not deemed to be Votes Cast. As a result, abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the Votes Cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of E.piphany's stockholders that are intended to be presented by such stockholders at E.piphany's next Annual Meeting of stockholders must be received by E.piphany at its principal executive offices, no later than December 26, 2000 in order to be considered for possible inclusion in the Proxy Statement and form of Proxy relating to such meeting.

     If you intend to present a proposal at E.piphany's Annual Meeting of stockholders to be held in 2001, but you do not intend to have it included in our 2001 Proxy Statement, you must deliver a copy of your proposal to E.piphany's General Counsel at our principal executive office listed above no later than March 2, 2001 and no earlier than January 31, 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding beneficial ownership of E.piphany's common stock as of October 20, 2000 by (i) each director of E.piphany, (ii) E.piphany's Chief Executive Officer and each of the four other most highly compensated executive officers of E.piphany during fiscal 1999, (iii) all directors and executive officers of E.piphany as a group, and
(iv) all those known by E.piphany to be beneficial owners of more than five percent of outstanding shares of E.piphany's common stock. This table is based on information provided to E.piphany or filed with the Securities and Exchange Commission by E.piphany's directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.



     Unless otherwise indicated, the address of each stockholder listed in the following table is c/o E.piphany, Inc., 1900 South Norfolk Street, San Mateo, California 94403. Applicable percentage ownership in the following table is based on 68,466,253 shares of common stock outstanding as of October 20, 2000. The foregoing share data and the share data listed in the table below have been adjusted to reflect the Company's three-for-two stock split for which the record date is October 30, 2000 and which will be paid on November 13, 2000.



                                                                   NUMBER OF            PERCENTAGE OF
                                                              SHARES BENEFICIALLY    SHARES BENEFICIALLY
                      NAME AND ADDRESS                               OWNED                  OWNED
                      ----------------                        -------------------    -------------------
Putnam Investments, Inc.(1).................................       6,567,000                 9.6%
  One Post Office Square
  Boston, Massachusetts 02109
Information Technology Ventures(2)..........................       5,320,944                 7.8
  3000 Sand Hill Road
  Building 1, Suite 280
  Menlo Park, California 94025
Kleiner Perkins Caufield & Byers(3).........................       4,438,935                 6.5
  2750 Sand Hill Road
  Menlo Park, California 94025
Roger S. Siboni(4)..........................................       2,055,000                 3.0
Gayle Crowell...............................................         364,200                   *
Kevin J. Yeaman(5)..........................................         142,519                   *
Phillip M. Fernandez(6).....................................         315,342                   *
Anthony M. Leach............................................         458,589                   *
Karen A. Richardson(7)......................................         319,419                   *
Douglas J. Mackenzie(8).....................................       4,497,742                 6.6
Sam H. Lee(9)...............................................       5,320,944                 7.8
Paul M. Hazen(10)...........................................          90,000                   *
Robert L. Joss(11)..........................................          90,000                   *
                                                                  ----------                ----
All directors and officers as a group (15 persons)(12)......      16,416,423                24.0


---------------
  *  Less than 1% of the outstanding shares of common stock.


 (1) Includes 4,906,530 shares held by Putnam Investment Management, Inc., 216,870 shares held by The Putnam Advisory Company, Inc. and 1,443,600 shares held by Putnam OTC & Emerging Growth Fund.



 (2)Includes 5,182,737 shares held by Information Technology Ventures, L.P. and 138,207 shares held by ITV Affiliates Fund, L.P. The general partner of each of these two limited partnerships is ITV Management, L.L.C. Sam H. Lee, a member of the board of directors of E.piphany, is a principal member of ITV Management L.L.C.



 (3) Includes 4,137,472 shares held by Kleiner Perkins Caufield & Byers VIII L.P., 245,989 shares held by KPCB VIII Founders Fund, L.P., and 55,474 shares held by KPCB Information Services Zaibatsu

     Fund II, L.P. The general partner of Kleiner Perkins Caufield & Byers VIII, L.P. and KPCB VIII Founders Fund, L.P. is KPCB VIII Associates, L.P. The general partner of KPCB Information Sciences Zaibatsu Fund II, L.P. is KPCB VII Associates, L.P. Douglas J. Mackenzie, a member of the board of directors of E.piphany is a general partner of both KPCB VIII Associates, L.P. and KPCB VII Associates, L.P.


 (4) Includes 1,000,000 shares subject to repurchase by E.piphany as of September 30, 2000. E.piphany's right of repurchase lapses as to 50,000 shares per month for Mr. Siboni.



 (5) Includes 114,375 shares issuable upon exercise of currently exercisable stock options.



 (6) Includes 307,500 shares issuable upon exercise of currently exercisable stock options.



 (7) Includes 23,194 shares issuable upon exercise of currently exercisable stock options.



 (8) 4,438,935 shares are held by entities associated with Kleiner Perkins Caufield & Byers, a venture capital firm (see footnote (2) above). Mr. Mackenzie disclaims beneficial ownership of the shares held by the entities associated with Kleiner Perkins Caufield & Byers except for his monetary interest arising from his general partnership interest in the entities.



 (9) All 5,320,944 shares are held by entities associated with ITV Management, L.L.C., a venture capital firm. Mr. Lee disclaims beneficial ownership of the shares held by the entities associated with ITV Management, L.L.C. except for his monetary interest arising from his principal membership interest in ITV Management, L.L.C.



(10) Includes 90,000 shares issuable upon exercise of currently exercisable stock options.



(11) Includes 90,000 shares issuable upon exercise of currently exercisable stock options.


(12) Includes the information contained in footnotes 4 to 11 above as well as additional officers of E.piphany.

                                 PROPOSAL NO. 1

             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION


     Under the Company's Amended and Restated Certificate of Incorporation currently in effect, there are 100,000,000 shares of common stock and 5,000,000 shares of preferred stock authorized for issuance. As of October 20, 2000, there were 68,466,253 shares of common stock outstanding and no shares of preferred stock outstanding. The preceding share data has been adjusted to reflect the Company's three-for-two stock split for which the record date is October 30, 2000 and which will be paid on November 13, 2000. On September 12, 2000, the Company's board of directors approved an amendment to the Amended and Restated Certificate of Incorporation subject to stockholder approval, to increase: (i) the shares of common stock authorized for issuance by 400,000,000 shares, bringing the total number of common shares authorized for issuance to 500,000,000, and (ii) the shares of preferred stock authorized for issuance by 20,000,000 shares, bringing the total number of preferred shares authorized for issuance to 25,000,000. At the special meeting, the stockholders are asked to approve this amendment to the Amended and Restated Certificate of Incorporation.



     The principal purpose of the proposed increase in the number of authorized shares of common stock is to make such shares available for use by the Board of Directors as it deems appropriate or necessary. For example, such shares may be needed in connection with future stock dividends or stock splits, raising additional capital through the sale of the Company's securities, providing options or other stock incentives to the Company's employees, consultants or others, acquisition of another company or its business or assets, or establishing a strategic relationship with a corporate partner. The Board of Directors believes that this ability to issue stock is crucial to the Company's future success. The Board of Directors has no present agreement, arrangement, plan or understanding with respect to the issuance of any such shares of Common Stock.


     If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law. Holders of the Company's securities as such have no statutory preemptive rights with respect to issuances of Common Stock.

     The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

POTENTIAL ANTI-TAKEOVER EFFECT

     The increase in the authorized number of shares of Common Stock and Preferred Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock and Preferred Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change-in-control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of the Company's Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

     The full text of Article Fourth, as proposed to be amended, is set forth as follows:

          "ARTICLE FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock that the Corporation has authority to issue is Five Hundred Twenty Five Million (525,000,000), consisting of Five Hundred Million (500,000,000) shares of Common Stock, $0.0001 par value (the "Common Stock"), and Twenty Five Million (25,000,000) shares of Preferred Stock, $0.0001 par value (the "Preferred Stock").

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

          The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

VOTE REQUIRED

     The approval of the amendment to the Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the special meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AND PREFERRED STOCK AUTHORIZED FOR ISSUANCE.

                               OTHER INFORMATION

DESCRIPTION OF OUR CAPITAL STOCK

     We are currently authorized to issue 100,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description of our capital stock is subject to and qualified in its entirety by our amended certificate of incorporation and bylaws, and by the provisions of applicable Delaware law.

COMMON STOCK


     As of October 20, 2000, there were 68,466,253 shares of common stock outstanding which were held of record by approximately 748 stockholders, and a substantially higher number of beneficial owners of our stock. This does not include the number of persons whose stock is in nominee or "street name" accounts through brokers. In addition, as of such date, approximately 10,852,987 shares were reserved for issuance upon exercise of outstanding options; and approximately 8,454,806 shares were reserved for future grant under the Company's 1997 Stock Plan, the Company's 1999 Stock Plan, RightPoint 1996 Stock Option Plan, iLeverage Corporation 1997 Stock Plan, Octane Software, Inc. 1997 Stock Option Plan, Octane Software, Inc. Nonstatutory Stock Option Plan, Octane Software, Inc. 2000 Pennsylvania Plan, eClass Direct, Inc. 1998 Stock Plan, the Company's 1999 Employee Stock Purchase Plan and the Company's 2000 Nonstatutory Stock Option Plan. Accordingly, as of October 20, 2000, the Company had 12,225,954 shares of authorized but unissued and unreserved common stock available for issuance. As of the date hereof, there are no shares of preferred stock outstanding. All of the preceding share data have been adjusted to reflect the Company's three-for-two stock split for which the record date is October 30, 2000 and which will be paid on November 13, 2000.

     The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.


PREFERRED STOCK


     Our Board of Directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:


     - restricting dividends on the common stock;

     - diluting the voting power of the common stock;

     - impairing the liquidation rights of the common stock; or

     - delaying or preventing a change in control without further action by the stockholders.

     No shares of preferred stock are outstanding and we have no present plans to issue any shares of preferred stock.

FINANCIAL AND OTHER INFORMATION

     The information required by Schedule 14A, Item 13(a) is hereby incorporated by reference to our annual report dated March 30, 2000.

                                 OTHER MATTERS

     E.piphany knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ Roger S. Siboni
                                          Roger S. Siboni
                                          President, Chief Executive Officer
                                          and Chairman of the Board

Dated: November 6, 2000

SKU# 1921-SPS-00

                                     PROXY

                                 E.PIPHANY, INC.

            1900 SOUTH NORFOLK STREET, SUITE 310, SAN MATEO, CA 94403

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF E.PIPHANY, INC. FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 6, 2000

     The undersigned holder of Common Stock, par value $0.0001, of E.piphany, Inc. (the "Company") hereby appoints Roger S. Siboni and Kevin J. Yeaman, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Special Meeting") to be held on Wednesday, December 6, 2000 at 10:00 a.m. local time, at 2988 Campus Drive, San Mateo, CA 94403, and at any subsequent adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

-------------                                                 -------------
SEE REVERSE    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)   SEE REVERSE
SIDE                                                          SIDE
-------------                                                 -------------

[X] Please mark votes as in this example.

1. To approve the amendment and restatement of the Company's Certificate of Incorporation for the purpose of increasing the number of authorized shares of common stock, $0.0001 par value, of the Company from 100,000,000 to 500,000,000 shares and increasing the number of authorized shares of preferred stock $0.0001 par value, of the Company from 5,000,000 to 25,000,000 shares; and

                  FOR  [ ]      AGAINST [ ]       ABSTAIN  [ ]

2. To transact such other business as may properly come before the meeting or any adjournment thereof.



                    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                    The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement.

                    Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Signature: _____________________________ Date: _______


Signature: _____________________________ Date: _______



                                      -2-